UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Donnelly will be transitioning out of his role as Senior Vice President of Sales of MobileIron, Inc. (“MobileIron”) over the next 60 days and will assume the role of Vice President of Strategic Sales.  Mr. Donnelly will then be leaving MobileIron in the second half of 2015. In connection with his transition, Mr. Donnelly will cease to serve as a Section 16 officer (as such term is defined under the Securities Exchange Act of 1934) of MobileIron as of the effective date of his role change. Once Mr. Donnelly transitions out of his SVP role, he will no longer participate in his 2015 SVP Sales Plan; however, he will continue to report to Bob Tinker, Chief Executive Officer, and participate in the Executive Severance Benefit Plan. MobileIron CEO Bob Tinker will serve as interim head of global sales until a permanent replacement has been appointed.  MobileIron has retained a search firm for a permanent replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: June 10, 2015
	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel and Secretary